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                                KIRKLAND'S, INC.
                                805 North Parkway
                            Jackson, Tennessee, 38305


                                  June 3, 2002


Robert E. Kirkland, individually and as Trustee for
The Robert E. Kirkland Annuity Trust - 2002 (the "Trust")
760 Sanders Chapel Road
Union City, Tennessee  38261

         Re:      Kirkland's, Inc.

Dear Robert:

                  As you are aware, Kirkland's, Inc. (the "Company") intends to conduct an underwritten initial public offering of the common stock of the Company (the "IPO") on the terms set forth on a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on April 23, 2002. The purpose of this letter agreement (this "Agreement") is to set forth the agreement between you, the Trust and the Company with respect to certain issues and documents related to the IPO.

                  The parties hereby agree as follows:

                  1. If and when the IPO is consummated, in connection with the IPO, you and the Trust will sell all of the securities you currently hold (directly or as trustee of any trust) in the Company that has been acquired by you directly from the Company, including all preferred stock and all common stock, including common stock issuable upon exercise of warrants. The sale of such Company securities will be pursuant to a repurchase Agreement by and between the Company, you and certain other shareholders of the Company (the "Repurchase Agreement").

                           a.       Pursuant to the Repurchase Agreement, at the
closing of the IPO and contingent upon the closing of the IPO:

                                    (1)      all of your Class C Preferred Stock
in the Company will be repurchased at 100% of its stated value;

                                    (2)      all of your Class B Preferred Stock
and Class D Preferred Stock in the Company will be repurchased at 93% of the sum of its total stated value plus accrued dividends (or a higher percentage to the extent that the underwriting discount payable to the underwriters in the IPO is less than 7%);

                                    (3)      all of your and the Trust's common
stock in the Company, including common stock issuable upon exercise of warrants, will be repurchased at a per share price equal to 93% of the initial public offering price of shares offered in the IPO (or a higher

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percentage to the extent that the underwriting discount payable to the underwriters in the IPO is less than 7%).

                           b.       At the closing of the IPO and contingent
upon the closing of the IPO, the Company will pay in full any accrued and unpaid amounts pursuant to your Consulting Agreement with the Company dated June 12, 1996.

                  2. In return for the Company's agreement to provide you with the rights and make the payments to you as provided for herein, subject to the terms and conditions of this Agreement, you agree that:

                           a.       contemporaneously with the execution of this
Agreement you will:

                                    (1)      execute and deliver the Amended and
Restated Shareholders Agreement, dated as of April 15, 2002, by and among the Company, you and certain other shareholders of the Company (the "Amended and Restated Shareholders Agreement"):

                                    (2)      execute and deliver the Amended and
Restated Registration Rights Agreement, dated as of April 15, 2002, by and among the Company, you and certain other shareholders of the Company;

                                    (3)      execute and deliver the 180-day
lock-up letter dated April 1, 2002 in the form previously provided by the underwriters in the IPO;

                                    (4)      exercise the warrants held by you
to purchase Company common stock by executing and delivering irrevocable exercise notices in such form as shall be provided by the Company, together with the exercise price for the shares purchasable upon exercise of the warrants;

                                    (5)      execute and deliver the Power of
Attorney and Custody Agreement and deposit with the Custodian all stock certificates and stock powers requested by the Company;

                                    (6)      complete, execute and deliver
questionnaires solicited by the Company from its shareholders in connection with the IPO in the form previously provided by the Company;

                                    (7)      execute and deliver a Form W-9 and
all other documents and instruments reasonably requested by the Company;

                           b.       other shareholders of the Company will be
able to sell shares of Company common stock as selling shareholders in the IPO, or have their shares of Company common stock redeemed or repurchased by the Company pursuant to the Repurchase Agreement or otherwise, in each case in such number and amounts as may be determined by the Company and such other shareholders; and

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                           c.       from and after the date of this Agreement
neither you, nor your affiliates, as defined in rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will (and you and they will not assist or encourage others to), directly or indirectly, unless specifically requested in writing to do so in advance or consented prior thereto in writing by the Company:

                                    (1)      acquire or agree, offer, seek or
propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange
Act) of any of the assets or business of the Company or of any of its subsidiaries or any securities issued by the Company or any of its subsidiaries, or any rights or options to acquire such ownership (including from a third party), provided, however, that the restriction in this clause (1) shall be deemed not to restrict your ability (or that of your affiliates) to purchase shares of a mutual fund managed by an investment company registered as such with the Securities and Exchange Commission, so long as all such mutual funds own in the aggregate not more than two percent (2%) of the outstanding Common Stock of the Company; or

                                    (2)      make, or in any way participate in,
any "solicitation" of "proxies" (as such terms are defined under Regulation 14A of the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting or any securities of the Company or any of its subsidiaries; or

                                    (3)      form, join or in any way
participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any voting securities of the Company or any of its subsidiaries; or

                                    (4)      arrange, or in any way participate
in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company of any of its subsidiaries, provided, however, that the restriction in this clause (4) shall be deemed not to restrict the ability of any bank with which you are affiliated from extending loans in the ordinary course of business for the purchase of Common Stock of the Company in amounts aggregating not more than two percent (2%) of the outstanding Common Stock of the Company in total for all such loans taken together; or

                                    (5)      otherwise act, whether alone or in
concert with others, to seek to propose to the Company or any of its shareholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or any of its subsidiaries or otherwise seek or propose to influence or control the Company's management or policies; or

                                    (6)      seek to negotiate or influence the
terms and conditions of employment of employees of the Company or any of its subsidiaries or any agreement of collective bargaining with employees of the Company or any of its subsidiaries; or

                                    (7)      enter into any discussions,
negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to any of the foregoing; or

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                                    (8)      disparage in any way the Company,
its officers, directors, shareholders or employees or otherwise take any action that could reasonably be anticipated to harm any of their personal or professional reputations.

In addition, you also agree not to (x) request the Company directly or indirectly to amend or waive any provision of this paragraph 2(c) (including this sentence) or (y) take any action designed to or which can reasonably be expected to require the Company to make a public announcement regarding any of the matters referred to in this paragraph 2(c).

                  3. The parties agree that to the knowledge of each party, the following list correctly sets forth all Company securities owned by you:

              Shares of Common Stock                                     9,271

              Shares of Class B Preferred Stock                        347,745

              Shares of Class C Preferred Shares                       246,250

              Shares of Class D Preferred Shares                         1,353

              Warrants to Purchase Common Stock                          1,456


                  4. You agree that notwithstanding your vote against each of the proposals presented to the shareholders for a vote at the meeting of shareholders of the Company held on May 24, 2002, as a result of intervening events you have reconsidered your opinion with respect to each of such proposals and you have determined that you are in favor of each such proposal and that you approve and ratify each such proposal.

                  5. In the event the closing of the IPO has not occurred by December 31, 2002:

                           a.       this Agreement shall terminate and shall
thereafter be of no further force or effect; and

                           b.       the waiver of preemptive rights by you that
is effectuated pursuant to Section 3(i) of the Amended and Restated Shareholders Agreement shall be null and void, and the Company shall be permitted to fully satisfy and discharge such preemptive rights through the payment to you of an amount equal to your pro rata share (as determined according to your pro rata ownership of the outstanding common stock of the Company on a fully diluted basis) of the fair market value of the options described in said Section 3(i), measured as of the date of termination of this Agreement. For purposes of the preceding sentence, except as described below in this paragraph (b), the fair market value of the options (the "Option Value") will be determined by a nationally recognized appraisal firm mutually acceptable to you and the Company. The costs of the appraisal will be borne by the Company. In the absence of agreement on the selection of an appraiser, the appraisal firm to be engaged for such valuation will be Mercer Capital of Memphis, Tennessee. In the event this Agreement terminates pursuant

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to Section 5(a) and the Company thereafter completes an underwritten initial public offering of its common stock on or before June 30, 2003, the Option Value will be determined by reference to the initial public offering price in such initial public offering. If you receive any consideration from the Company pursuant to this paragraph (b), you agree not to object or otherwise receive any additional consideration from the Company in the event the Company permits other shareholders of the Company to exercise their preemptive rights (which will have been similarly waived) with respect to such option grants and receive a pro rata payment determined on basis no more favorable to the shareholders than the basis on which the payment made to you pursuant to this paragraph (b) was determined.

                  6. Without prejudice to the rights and remedies otherwise available to you or the Company, each of you and the Company agree that the other party shall be entitled to equitable relief by way of injunction if the other party or any of the other party's representatives breach or threaten to breach any of the provisions of this Agreement.

                  7. This Agreement constitutes the entire and exclusive agreement between the you and the Company respecting the subject matter hereof, superseding all prior discussions, agreements or arrangements, whether oral or written, with respect to the subject matter hereof. It may not be amended unless in writing and signed by you and the Company.

                  8. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                                        Very truly yours,

                                        KIRKLAND'S, INC.



                                        By: /s/ Reynolds C. Faulkner
                                           ----------------------------------
                                           Reynolds C. Faulkner,
                                           Executive Vice President and
                                           Chief Financial Officer

Accepted and agreed to this
3rd day of June, 2002



/s/ ROBERT E. KIRKLAND
--------------------------------------
ROBERT E. KIRKLAND,
individually and as trustee of
The Robert E. Kirkland Annuity Trust - 2002


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